Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Tessera Holding Corporation of our report dated February 22, 2016 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Tessera Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

San Jose, California

December 1, 2016